Exhibit 99.1

Casa Systems Reports First Quarter 2022 Financial Results

Company Accelerates Transformation as a Leader in Cloud-Native Software with Verizon Agreement

Reports Revenue of $64.4 million

Total Backlog Increased, Sales Pipeline Growing

Temporarily Suspending Fiscal Year 2022 Guidance

Andover, Mass. – May 4, 2022 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Financial & Operational Highlights

•	Revenue of $64.4 million
•	Gross margin of 41.4%
•	GAAP net loss of $(32.6) million, including $10.4 million tax provision
•	Non-GAAP net loss of $(29.6) million
•	GAAP net loss per fully diluted share of $(0.39)
•	Non-GAAP net loss per fully diluted share of $(0.35)
•	Adjusted EBITDA of $(12.1) million
•	Positive Operating Q1 Cash Flow of $18.1 million
•	Cash and Cash Equivalents of $168.6 million at quarter end

"While the significant supply chain headwinds were a disruption to our near-term financial results, our underlying business fundamentals and the overall demand for our products remains very healthy,” said Jerry Guo, Casa Systems' President and Chief Executive Officer. “Casa recently secured multiple significant customer wins, including a multi-year partnership with Verizon to provide 5G Core Network Functions to help power Verizon’s Mobile Edge Computing service offering. Our previously announced partnership with Rogers Communications further demonstrates the quality and necessity of Casa Systems’ products as we continue to expand our Connected Cloud software capabilities. Casa Systems remains squarely on the path to achieving our transformation goals as we transition from appliances and associated software to a company with cloud-native software and software-centric appliances."

Edward Durkin, Casa Systems' Chief Financial Officer, said, "I am proud of what Casa Systems has accomplished in the first quarter of 2022 against a backdrop of challenging supply chain constraints.  Our strong backlog will provide a steady pipeline of revenue once supply chain issues begin to alleviate. Additionally, our sales pipeline is growing and includes new prospects for our high margin cloud software solutions, which is a good leading indicator. Finally, Casa Systems remains in a strong financial position, as reflected on our balance sheet, with increased liquidity.  We have the financial flexibility to navigate the near-term supply chain headwinds while also supporting our growth objectives and our strategic transition."

Financial Outlook

Due to various uncertainties, including most significantly supply chain challenges and its potential impact on 2022 revenue, Casa Systems is temporarily suspending its prior full year 2022 guidance indefinitely.  That prior guidance should no longer be relied upon.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the first quarter ended March 31, 2022, and its business outlook at 5:00 p.m. Eastern Time today, May 4, 2022. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations with Conference ID 13729123. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; and (8) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-

looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The ongoing COVID-19 pandemic presents various risks to us, which could continue to have a material effect upon the estimates and judgments relied upon by management in preparing these condensed consolidated financial statements. While we remain fully operational, during the three months ended March 31, 2022, the effects of the ongoing COVID-19 pandemic on the global supply chain had a significant adverse effect on our financial results.  In particular, certain of our products utilize components, for which there has been increased global demand.  As a result, throughout the quarter, we continued to see shortages of supply that resulted in our inability to fulfill certain customer orders within normal lead times.  This adversely impacted our revenue and operating results for the three months ended March 31, 2022. Additionally, shipping bottlenecks and delays negatively affected our ability to timely fulfill customer orders, thereby delaying our ability to consummate sales and recognize revenue. We have also seen, in some cases, significant increases in shipping costs. While we continue to work with our supply chain, contract manufacturers, logistics partners and customers to minimize the extent of such impacts, we expect the effects of global supply chain issues to continue and cannot predict when such effects will subside.  This may prevent us from being able to fulfill our customers’ orders in a timely manner or at all, which could lead to one or more of our customers cancelling their orders. At this time, we are neither able to estimate the extent of these impacts nor predict whether our efforts to minimize or contain them will be successful. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary.

Due to the above circumstances, our results of operations for the three months ended March 31, 2022 and 2021 are not necessarily indicative of the results to be expected in future periods. Management cannot predict the full impact of the ongoing COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may temporarily accelerate or curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand or delivery schedules. For the three months ended March 31, 2022, we did see certain delays in our supply chain that adversely impacted delivery schedules to our customers.  If COVID-19 were to have such effects in the future, there would likely be a material adverse impact on our financial results, liquidity and capital resource needs. This uncertainty makes it challenging for management to estimate the future performance of our business, particularly in the near to medium term and the impact of COVID-19 could have a material adverse impact on our results of operations in the near to medium term.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; and the tax effect on these excluded items. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$64,399	$104,277
Cost of revenue	37,720	48,237
Gross profit	26,679	56,040
Operating expenses:
Research and development	22,673	21,606
Selling, general and administrative	22,329	21,880
Total operating expenses	45,002	43,486
(Loss) income from operations	(18,323)	12,554
Other income (expense):
Interest income	34	114
Interest expense	(3,688)	(3,918)
Loss on foreign currency, net	(273)	(747)
Other income, net	18	72
Total other income (expense), net	(3,909)	(4,479)
(Loss) income before provision for income taxes	(22,232)	8,075
Provision for income taxes	10,352	2,326
Net (loss) income	$(32,584)	$5,749

Net (loss) income per share:
Basic	$(0.39)	$0.07
Diluted	$(0.39)	$0.06

Weighted-average shares used to compute net (loss) income per share:
Basic	84,583	84,242
Diluted	84,583	88,568

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(32,584)	$5,749
Stock-based compensation	2,628	3,453
Amortization of acquired intangible assets	1,426	1,426
Tax effect of excluded items	(1,032)	(1,222)
Non-GAAP net (loss) income	$(29,562)	$9,406
Non-GAAP net (loss) income margin	(45.9)%	9.0%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.39)	$0.06
Non-GAAP adjustments to net (loss) income	0.04	0.05
Non-GAAP diluted net (loss) income per share	$(0.35)	$0.11
Weighted-average shares used in computing diluted net (loss) income per share	84,583	88,568

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(32,584)	$5,749
Stock-based compensation	2,628	3,453
Amortization of acquired intangible assets	1,426	1,426
Depreciation and amortization	2,189	2,765
Other income (expense)	3,909	4,479
Provision for income taxes	10,352	2,326
Adjusted EBITDA	$(12,080)	$20,198
Adjusted EBITDA margin	(18.8)%	19.4%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$18,097	$(5,155)
Purchases of property and equipment and software licenses	(966)	(2,252)
Free cash flow	$17,131	$(7,407)

Summary of Stock-Based Compensation Expense:
Cost of revenue	$35	$33
Research and development	595	871
Selling, general and administrative	1,998	2,549
Total	$2,628	$3,453

Summary of Revenue:
Product revenue:
Wireless	21,056	39,688
Fixed telco	11,715	14,885
Cable	19,774	39,225
Product revenue	$52,545	$93,798
Service revenue:
Wireless	1,475	591
Fixed telco	1,524	1,606
Cable	8,855	8,282
Service revenue	$11,854	$10,479
Total revenue	$64,399	$104,277

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$168,580	$154,703
Accounts receivable, net	48,106	85,774
Inventory	85,284	84,828
Prepaid expenses and other current assets	6,052	5,746
Prepaid income taxes	2,627	23,963
Total current assets	310,649	355,014
Property and equipment, net	22,360	23,508
Accounts receivable, net of current portion	57	115
Deferred tax assets	108	101
Goodwill	50,177	50,177
Intangible assets, net	29,615	31,144
Other assets	8,552	8,648
Total assets	$421,518	$468,707
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,031	$28,087
Accrued expenses and other current liabilities	27,507	41,382
Accrued income taxes	11,320	4,991
Deferred revenue	19,139	14,473
Current portion of long-term debt, net of unamortized debt issuance costs	1,927	1,924
Total current liabilities	73,924	90,857
Accrued income taxes, net of current portion	10,389	7,732
Deferred tax liabilities	5,666	5,293
Deferred revenue, net of current portion	6,474	7,012
Long-term debt, net of current portion and unamortized debt issuance costs	273,710	274,193
Other liabilities, non-current	1,774	1,701
Total liabilities	371,937	386,788

Stockholders’ equity:
Common stock	88	88
Treasury Stock	(14,837)	(13,645)
Additional paid-in capital	194,973	193,654
Accumulated other comprehensive income	997	878
Accumulated deficit	(131,640)	(99,056)
Total stockholders’ equity	49,581	81,919
Total liabilities and stockholders’ equity	$421,518	$468,707

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net (loss) income	$(32,584)	$5,749
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,615	4,209
Stock-based compensation	2,628	3,453
Deferred income taxes	369	138
Change in provision for doubtful accounts	253	91
Change in provision for excess and obsolete inventory	(27)	113
Changes in operating assets and liabilities:
Accounts receivable	37,487	469
Inventory	(514)	4,558
Prepaid expenses and other assets	(205)	(5,834)
Prepaid income taxes	21,333	(680)
Accounts payable	(13,661)	(15,607)
Accrued expenses and other current liabilities	(13,707)	(10,118)
Accrued income taxes	8,985	2,225
Deferred revenue	4,125	6,079
Net cash provided by (used in) operating activities	18,097	(5,155)
Investing activities:
Purchases of property and equipment	(962)	(852)
Purchases of software licenses	(4)	(1,400)
Net cash used in investing activities	(966)	(2,252)
Financing activities:
Principal repayments of debt	(750)	(750)
Proceeds from exercise of stock options	79	574
Repurchases of common stock	(1,192)	—
Employee taxes paid related to net share settlement of equity awards	(1,490)	(4,630)
Payments of dividends and equitable adjustments	(1)	(13)
Net cash used in financing activities	(3,354)	(4,819)
Effect of exchange rate changes on cash and cash equivalents	100	(266)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,877	(12,492)
Cash, cash equivalents and restricted cash at beginning of period	157,804	158,461
Cash, cash equivalents and restricted cash at end of period	$171,681	$145,969
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,478	$3,682
Cash paid for income taxes	$1,806	$290
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$60	$325
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$—	$50
Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$—	$1,076